UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2014

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware		03-573898
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-51952	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-1415

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Item 2.03                                              Creation of a Direct Financial Obligation

On December 5, 2014, certain direct and indirect wholly owned subsidiaries of Alliance Resource Operating Partners, L.P. (“AROP”), the intermediate partnership of Alliance Resource Partners, L.P. (the “Partnership”), entered into a $100,000,000 accounts receivable securitization facility (“Securitization Facility”) which provides additional liquidity and funding for those subsidiaries.  Alliance Holdings GP, L.P. owns a 42.0% limited partner interest in the Partnership and 100% of the Partnership’s managing general partner, which owns a 0.99% general partner interest in the Partnership and the Partnership’s incentive distribution rights.

The documentation for the Securitization Facility includes, (i) a Purchase and Sale Agreement among Alliance Resource Operating Partners, L.P., and certain wholly owned direct and indirect subsidiaries of AROP, (namely, Alliance Coal, LLC; Gibson County Coal, LLC; Hopkins County Coal, LLC; Mettiki Coal (WV), LLC; Mt. Vernon Transfer Terminal, LLC; River View Coal, LLC; Sebree Mining, LLC; Tunnel Ridge, LLC; and White County Coal, LLC) (the “Originators”) (the “Purchase and Sale Agreement”); (ii) a Sale and Contribution Agreement among AROP and AROP Funding, LLC, a wholly owned special purpose subsidiary of AROP (the “Borrower”) (the “Sale and Contribution Agreement”); and (iii) a Receivables Financing Agreement among the Borrower, PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”) as well as the letter of credit bank (the “LC Bank”), the persons from time to time party thereto as lenders (the “Lenders”), the persons from time to time party thereto as letter of credit participants (the “LC Participants”), and Alliance Coal, LLC, as initial servicer (the “Servicer”) (the “Receivables Financing Agreement”).

Under the Purchase and Sale Agreement, each Originator will sell, on an ongoing basis, trade accounts receivable and the right to the collections on those accounts receivable to AROP.  AROP will in turn sell and/or contribute such assets to the Borrower under the Sale and Contribution Agreement.  The servicing, administration and collection of the accounts receivable will be conducted by the Servicer.  To finance its purchase of the accounts receivable, Borrower will borrow, on a revolving basis, up to $100,000,000 from the Administrative Agent, the LC Bank, the Lenders, and the LC Participants (collectively, the “Credit Parties”), which borrowings will be secured by the receivables.  The Receivables Financing Agreement has an initial term of 364 days.

Loans under the Receivables Financing Agreement bear interest based upon a Euro-Rate (as defined in the Receivables Financing Agreement) with respect to amounts advanced under the Securitization Facility.

The Receivables Financing Agreement contains various customary representations and warranties and affirmative and negative covenants, and also contains customary default, indemnification and termination provisions, which provide for acceleration of amounts owed under the Receivables Financing Agreement upon the occurrence of certain specified events.  The Purchase and Sale Agreement and the Sale and Contribution Agreement also contain various customary representations and warranties and affirmative and negative covenants and provide for customary indemnification and remedial provisions.  The receivables in the Securitization Facility are subject to customary criteria, limits and reserves.

The loans under the Receivables Financing Agreement are an obligation of the Borrower and not the Originators, AROP or the Servicers.  None of the Originators, AROP or the Servicers has guaranteed the collectability of the trade receivables or the creditworthiness of the obligors of the receivables.  AROP has provided to the Administrative Agent (for the benefit of the Credit Parties) a customary Performance Guaranty (the “Guaranty”) with respect to certain obligations of the Originators and Servicer under the Agreements.

The foregoing descriptions of the Purchase and Sale Agreement, the Sale and Contribution Agreement, the Receivables Financing Agreement, and the Guaranty are qualified in their entirety by reference to the respective documents which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Purchase and Sale Agreement, dated as of December 5, 2014, among Alliance Resource Operating Partners, L.P., as buyer and Alliance Coal, LLC, Gibson County Coal, LLC, Hopkins County Coal, LLC, Mettiki Coal (WV), LLC, Mt. Vernon Transfer Terminal, LLC, River View Coal, LLC, Sebree Mining, LLC, Tunnel Ridge, LLC and White County Coal, LLC, as originators

10.2                        Sale and Contribution Agreement, dated as of December 5, 2014, among Alliance Resource Operating Partners, L.P., as seller and AROP Funding, LLC, as buyer

10.3                        Receivables Financing Agreement, dated as of December 5, 2014, among Borrower, PNC Bank, National Association, as administrative agent as well as the letter of credit bank, the persons from time to time party thereto as lenders, the persons from time to time party thereto as letter of credit participants, and Alliance Coal, LLC, as initial servicer

10.4                        Performance Guaranty, dated as of December 5, 2014, by AROP in favor of PNC Bank, National Association, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date:	December 10, 2014